JOINT NEWS RELEASE January 30, 2014, 9:00 a.m.

For Information:

First Community Corporation

Michael C. Crapps

President & Chief Executive Officer

(803) 951- 0501

Savannah River Financial Corporation

Paul S. Simon

Chairman of the Board

(706) 733-5183

First Community Corporation and Savannah River Financial Corporation Announce Shareholder Approval of Merger

Lexington, SC, Augusta, GA  and Aiken, SC --- (BUSINESS WIRE) --- First Community Corporation (“First Community”) (Nasdaq: FCCO), the holding company of First Community Bank, and Savannah River Financial Corporation (“Savannah River”), the holding company of Savannah River Banking Company, jointly announced today that the previously announced merger under which First Community will acquire Savannah River has received the necessary approvals from the shareholders of both companies. A special meeting of First Community’s shareholders was held on January 29, 2014, to approve the issuance of shares of common stock of First Community as merger consideration. A special meeting of Savannah River’s shareholders was also held on January 29, 2014, to approve the merger agreement. First Community and Savannah River intend to complete the merger effective as of February 1, 2014.

“We are very excited to move forward with the combination of our organizations,” said First Community President and CEO Michael C. “Mike” Crapps. “As our teams have worked to prepare to combine the operations of our two banks and as we have learned more about each other and our markets, we are even more excited about this partnership. This is a comfortable extension of our company into a contiguous county, and beyond into Augusta. The Central Savannah River Area (CSRA) and the midlands of South Carolina have many economic similarities, and both are experiencing nice momentum in business growth. More importantly, we are excited to partner with the Savannah River Banking Company team. The Board of Directors, CEO Randy Potter, President Jeff Spears, and the entire team have created a successful banking organization, with a commitment to quality that permeates all aspects of their business. This includes the talent of the staff, their approach to serving their clients, and is evident in the quality of their balance sheet.”

Mr. Paul S. Simon, Chairman of the Board of SRFC, said, “The Board of Directors of the Savannah River Financial Corporation, its Executive Officers, and I are pleased that the merger has received all of the necessary approvals and are excited to join together with an excellent company that is well capitalized and has forward momentum. We are excited about the future of this combined company.”

Savannah River President Jeff Spears commented, “Our clients will continue to receive the same high quality level of service from the same bankers that have served them at SRFC. With First Community, we have found a shared passion for our work with local businesses and professionals. This focus will continue and we are looking forward to the additional capacity and product lines that this combination of banks will bring to our clients.”

First Community Corporation

First Community Corporation is the holding company for First Community Bank. The company currently operates 11 full-service banking offices throughout the midlands of South Carolina in Lexington, Richland, Newberry and Kershaw counties. First Community is focused on providing financial solutions to local businesses and professionals through three lines of business, including commercial and retail banking, mortgage banking, and financial planning and investment advisory services.

Savannah River Financial Corporation

Savannah River Financial Corporation is the holding company for Savannah River Banking Company. The company currently operates 2 full-service financial centers located in Augusta, GA and Aiken, SC. Savannah River provides a high level of client services through a dedicated and experienced team of over 30 associates, all with extensive bank knowledge of the CSRA market and the other communities that it serves.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, including statements about the benefits of the merger between First Community and Savannah River, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Community and Savannah River may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in First Community’s Annual Report on Form 10-K and documents subsequently filed by First Community with the Securities and Exchange Commission (the “SEC”). All forward-looking statements included in this news release are based on information available at the time of the release. Neither First Community nor Savannah River assumes any obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

First Community has filed relevant documents concerning the transaction with the SEC, including a registration statement on Form S-4 that includes a joint proxy statement/prospectus, and may file additional documents with the SEC. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings by First Community, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other relevant First Community filings with the SEC can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention: Michael C. Crapps.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER.

The directors and executive officers of First Community and other persons may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed merger. Information regarding First Community’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for First Community's 2013 annual shareholder meeting. Information regarding the participants in the First Community proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus filed with the SEC and may be contained in additional documents that may be filed with the SEC if and when such information become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

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